Exhibit 5


                   PITNEY, HARDIN, KIPP & SZUCH
                           P.O. BOX 1945
                 MORRISTOWN, NEW JERSEY 07962-1945



                                    November 21, 1995



HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey  07430

     Re:  Registration Statement on Form S-8
          for Shares of Common Stock issuable
          pursuant to options granted under the
          Non-Qualified Stock Option Grant Agreement
          ------------------------------------------

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by HUBCO, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of the Company, no par value (the "Shares") issuable pursuant to options granted under the Non-Qualified Stock Option Grant Agreement (the "Agreement").

          We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

          In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

          Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act and the Shares shall have been duly issued and delivered in the manner contemplated by the Registration Statement, including the Prospectus relating to the Shares, the Shares will be legally issued, fully paid and non-assessable.

          The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We consent to use of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    PITNEY, HARDIN, KIPP & SZUCH